Exhibit 99.1

News Release

Press contact: Nicole Alexander +1.316.676.3212 nicole_alexander@hawkerbeechcraft.com www.hawkerbeechcraft.com	Investor Relations contact: Sidney E. Anderson +1.316.676.8014

Hawker Beechcraft Acquisition Company, LLC Announces Conference Call to Discuss Financial Update

WICHITA, Kan. (Dec. 15, 2009) – Hawker Beechcraft Acquisition Company, LLC (“HBAC”) will hold a conference call at 9 a.m. EST on Wednesday, Dec. 16 to discuss its recent financial update. In addition, the Company will discuss and provide further information with respect to the recent agreement with NetJets to cancel deliveries over several years beginning in 2011. As previously disclosed, the recent cancellation of backlog orders with NetJets is not expected to have any material negative impact on revenue or earnings for 2009 or 2010, and additionally will not have a material impact on the Company’s liquidity in that time frame. Because of the unique nature of the NetJets contracts, the aircraft which would have been delivered to NetJets were not expected to contribute significantly to the Company’s expected earnings in 2011 and beyond.

Conference Call:

HBAC’s conference call will be held at 9 a.m. EST on Wednesday, Dec. 16, 2009. To attend, please register at https://cossprereg.btci.com/prereg/key.process?key=PHFATTBV9. Once you have registered, you will be provided with the information you need to join the conference call, including dial-in numbers and pass codes. A recording of the conference call will be posted to the Company’s Web site on the afternoon of Dec. 16, 2009 and will remain available for 45 days.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The Company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The Company leads the industry with the largest

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Hawker Beechcraft Acquisition Company, LLC Announces Conference Call to Discuss Financial Update – Page 2

number of factory-owned service centers and a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.